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                              THOMAS & BETTS CORPORATION

                                         and

                               THE CHASE MANHATTAN BANK
                                      as Trustee

                                   ________________


                                  Medium-Term Notes
                      Due Nine Months or More from Date of Issue

                                   ________________



                            SECOND SUPPLEMENTAL INDENTURE
                            Dated as of February 10, 1998


                                   ________________



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


          SECOND SUPPLEMENTAL INDENTURE, dated as of February 10, 1998 (herein called the "Second Supplemental Indenture"), between THOMAS & BETTS CORPORATION, a corporation duly organized and existing under the laws of the State of Tennessee (herein called the "Company"), having its principal office at 8155 T&B Boulevard, Memphis, Tennessee 38125 and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York as trustee under the Indenture referred to below (herein called the "Trustee").

                               RECITALS OF THE COMPANY

          WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of January 15, 1992, as amended on July 28, 1992 (herein called the "Indenture"), providing for the issuance from time to time of the Company's direct unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued in one or more series as in the Indenture provided; and

          WHEREAS, the Company desires, and the Trustee has agreed, to enter into this Second Supplemental Indenture for the purpose of, among other things, amending Sections 101, 501, 1005, 1006, 1007, 1008, 1009 and 1010 and deleting in its entirety Section 1011 of the Indenture in order to effect certain modifications of the Indenture agreed upon between the Company and the Trustee; and

          WHEREAS, Section 901(5) of the Indenture provides, inter alia, that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Securities to change or eliminate any of the provisions of the Indenture, PROVIDED that any such change or elimination shall become effective only as to the Securities of any series created by such supplemental indenture and Securities of any series subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series; and

          WHEREAS, Section 901(4) of the Indenture provides, inter alia, that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Securities to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated or global form; and

          WHEREAS, Section 901(7) of the Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture; and

          WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $60,000,000 to be designated the "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Medium-Term Notes"), and all action on the part of the Company necessary to authorize the issuance of the Medium-Term Notes under the Indenture and this Second Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and things necessary to make the Medium-Term Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as in the Indenture and this Second Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Medium-Term Notes, as follows:

                                     ARTICLE ONE

          SECTION 101. All terms used in this Second Supplemental Indenture which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          SECTION 102. (a) Section 101 of the Indenture is amended by deleting the entire text of the definition of the term "Consolidated Net Tangible Assets" and substituting in its place the following:

          "Consolidated Net Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     (b) Section 101 of the Indenture is further amended by deleting the entire text of the definition of the term "Principal Property" and substituting in its place the following:

          "Principal Property" means any manufacturing plant or distribution facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made in an amount which exceeds 1% of Consolidated Net Assets, other than any such manufacturing plan or distribution facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds, industrial revenue bonds, pollution control bonds or other similar debt issued or guaranteed by the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof or (ii) which, in the opinion of the Board of Directors as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

          SECTION 103. Section 501 of the Indenture is amended by making subsection (5) thereof inapplicable solely with respect to the Medium-Term Notes.

          SECTION 104. Section 1005 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:

               SECTION 1005.  OFFICERS' CERTIFICATE AS TO COMPLIANCE.

               The Company will deliver to the Trustee, within 45 days after September 30 of each year commencing with 1992 an Officers' Certificate stating that in the course of the performance by each signer of his duties as an officer of the Company he would normally have knowledge of the Company's compliance with the covenants contained in Sections 1001 to 1004 and 1006 to 1009 and the other covenants and conditions applicable to the Company set forth in this Indenture, stating whether or not he has knowledge of any default in such compliance (such compliance having been determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if so, specifying each such default of which such signer has knowledge and the nature thereof. For purposes of this Section 1005, one of the signatories of such Officers' Certificate shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

          SECTION 105. Section 1006 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:

               SECTION 1006.  LIMITATIONS UPON LIENS.

               The Company covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or in one or more supplemental indentures hereto which specifically provides otherwise, that neither it nor any Subsidiary will create, incur, issue or assume any Debt secured by any Lien on any Principal Property now owned or hereafter acquired by the Company or any Restricted Subsidiary, and that the Company or any Subsidiary will not create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt now existing or owed or hereafter created or acquired of any Restricted Subsidiary (such shares of stock or Debt of any Restricted Subsidiary being called "Restricted Securities") without in any such case effectively providing concurrently with the incurrence, creation, issuance or assumption of any such Debt or the grant of any Lien with respect to any such Debt that the applicable series of Securities (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such secured
Debt shall be so secured.  The foregoing restriction shall not, however, apply to Debt secured by:

          (a) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing on the date of the original issuance by the Company of the applicable series of Securities issued pursuant to this Second Supplemental Indenture or such other date as may be specified in or pursuant to a Board Resolution and set forth in an Officers' Certificate pursuant to which such series is established;

          (b) Liens on any Principal Property or Restricted Securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary or not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

          (c) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 360 days after, the acquisition of such Principal Property or Restricted Securities or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (PROVIDED such liens are limited to such Principal Property or Restricted Securities, to improvements on such Principal Property and to any other property or assets not then constituting a Principal Property or Restricted Securities);

          (d) Liens on any Principal Property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property, or to secure Debt incurred prior to, at the time of or within 360 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (PROVIDED such liens are limited to such Principal Property, improvements thereon and any other property or assets not then constituting a Principal Property);

          (e) Liens which secure Debt owing by a Subsidiary to the Company or to a Restricted Subsidiary;

          (f) Liens on the property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, (i) to secure partial progress, advance or other payments pursuant to any contract or statute, (ii) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

          (g) any extension, renewal, substitution or replacement of any of the Liens referred to in paragraphs (a) through (f) above or the Debt secured thereby; PROVIDED that (i) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same Principal Property or Restricted Securities that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property or Restricted Securities) and (ii) in the case of paragraphs (a) through (c) above, the Debt secured by such Lien at such time is not increased.

Notwithstanding the foregoing, the Company and any Subsidiary may create, incur, issue or assume Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all Debt secured by Liens on Principal Properties and Restricted Securities then outstanding (not including any such Debt secured by Liens permitted to be incurred pursuant to paragraphs (a) through (g) above) plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions that would otherwise be subject to the restrictions described in Section 1007 does not at the time such Debt is incurred exceed an amount equal to 10% of Consolidated Net Assets.

          For the purposes of this Section 1006, the giving of a guarantee which is secured by a Lien on a Principal Property or Restricted Securities, and the creation of a Lien on a Principal Property or Restricted Securities to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and Restricted Securities shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

          SECTION 106. Section 1007 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:

               SECTION 1007.  LIMITATIONS UPON SALES AND LEASEBACKS.

               The Company covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provides otherwise, that neither it nor any Restricted Subsidiary will enter into any arrangement after the date of the original issuance by the Company of the applicable series of Securities issued pursuant to this Second Supplemental Indenture, or such other date as may be specified in or pursuant to a Board Resolution and set forth in an Officers' Certificate pursuant to which such series is established, with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property for a period of more than three years, which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or such Restricted Subsidiary, more than 180 days after the completion of construction and commencement of all operations thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction") unless, either:

          (a) the Company and its Restricted Subsidiaries would be entitled, pursuant to the provisions described in Section 1006, to incur Debt secured by a Lien on such Principal Property in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the applicable series of Securities, or

          (b) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the net proceeds of such sale or transfer (as determined by any two of the following: the Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of Securities of any series or other Funded Debt of the Company (other than Funded Debt subordinated to the Securities) or Funded Debt of a Restricted Subsidiary; PROVIDED that the amount to be so applied shall be reduced by
     (i) the principal amount of Securities delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such Funded Debt of the Company or a Restricted Subsidiary, other than Securities, voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer to the Trustee for retirement and cancellation, excluding in the case of both (i) and (ii), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

          Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder.

          SECTION 107. Section 1008 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:


               SECTION 1008. RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES.

               The Company covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or in one or more supplemental indentures hereto which specifically provides otherwise, that it will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt. This restriction will not apply if:

          (a) the Company or such Restricted Subsidiary could create Debt secured by Liens in accordance with Section 1006, or enter into a Sale and Leaseback Transaction in accordance with Section 1007, in an amount equal to such Funded Debt, without equally and ratably securing the applicable series of Securities; or (b) such Funded Debt existed on the date of the original issuance by the Company of the applicable series of Securities issued pursuant to the Indenture, or such other date as may be specified in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or in one or more indentures supplemental hereto pursuant to which such series is established; or (c) such Funded Debt is owed to the Company or any Subsidiary; or (d) such Funded Debt existed at the time the corporation that issued such Funded Debt became a Restricted Subsidiary, or was merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation as an entirety to such Restricted Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; or (e) such Funded Debt is guaranteed by the Company; or (f) such Funded Debt is guaranteed by a governmental agency; or (g) such Funded Debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company; or
     (h) such Funded Debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a Restricted Subsidiary, provided such Funded Debt is incurred within 360 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later; or (i) such Funded Debt is nonrecourse; or (j) such Funded Debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding Funded Debt permitted by the foregoing.

          Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, issue, assume or guarantee Funded Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Funded Debt of the Company's Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be incurred pursuant to clauses (a) through (j) above), does not at the time such Funded Debt is incurred exceed an amount equal to 10% of Consolidated Net Assets.

          SECTION 108. Section 1009 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:

               SECTION 1009.  DEFEASANCE OF CERTAIN OBLIGATIONS.

               The Company may omit to comply with any term, provision or condition set forth in Sections 801, 1004, 1006 and 1007 with respect to the Securities of any series, provided that the following conditions shall have been satisfied:

          (1) The Company has deposited or caused to be irrevocably deposited (except as provided in Section 402(c) and the last paragraph of Section
     1003) with the Trustee (specifying that each deposit is pursuant to this
     Section 1009) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in the currency or units of currency in which such Securities are payable in an amount, or (ii) (except as provided in a supplemental indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of Holders, (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (1) money in an amount, or (B) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (x) the principal of (and premium, if any) and each instalment of principal (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or instalment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) of this Section and
     (y) any mandatory sinking fund payments applicable to the Securities of such series on the day on which payments are due and payable in accordance with the terms of the Indenture and of the Securities of such series:

          (2) No Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (3) The Company shall have delivered to the Trustee (i) an unqualified opinion, in form and substance satisfactory to the Trustee, of independent counsel selected by the Company and satisfactory to the Trustee to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if that deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that (A) such provision would not cause any outstanding Securities of such series then listed on any national securities exchange to be delisted as a result thereof and (B) the defeasance trust is not an investment company under the Investment Company Act of 1940; and

          (4) If the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104.

          SECTION 109. Section 1010 of the Indenture is amended by deleting the entire text thereof and substituting in its place the following:

               SECTION 1010.  WAIVER OF CERTAIN COVENANTS.

               The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004, 1006 and 1007 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 110. Section 1011 of the Indenture is deleted in its entirety.

                                     ARTICLE TWO

          SECTION 201. A series of Securities which shall be designated the "Medium-Term Notes Due Nine Months or More from Date of Issue" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Second Supplemental Indenture (including the forms of Medium-Term Notes set forth as Exhibit A and Exhibit B hereto). The aggregate principal amount of Medium-Term Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $175,000,000, less an amount equal to the aggregate price to the public from the sale after the date hereof of any Securities other than the Medium-Term Notes registered under the Company's Registration Statement on Form S-3 (File No. 33-44153) (including any other series of Medium-Term Notes).

          SECTION 202. The form of the Medium-Term Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Medium-Term Notes are herein incorporated by reference and are part of this Second Supplemental Indenture. The Medium-Term Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Medium-Term Note attached hereto as Exhibit A, as shall be communicated by the Company to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Medium-Term Notes.

          SECTION 203. The Depository for any Medium-Term Notes issued as Global Securities shall be The Depository Trust Company in the City of New York ("DTC") or any successor Depository appointed by the Company within 90 days of the termination of the services of DTC (or any successor to DTC).

                                    ARTICLE THREE

          SECTION 301. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

          SECTION 302. Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 303. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 304. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to as an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   THOMAS & BETTS CORPORATION


[Seal]                             By: /s/ Fred R. Jones
                                       -------------------------------------
                                       Name:  Fred R. Jones
                                       Title: Vice President--Finance and
                                                Treasurer


Attest:

/s/ Penelope Y. Turnbow
-----------------------------------
Name:  Penelope Y. Turnbow
Title: Assistant Secretary


                                   THE CHASE MANHATTAN BANK,
                                     as Trustee


[Seal]                             By: /s/ JoAnn Adamis
                                       -------------------------------------
                                       Name:  JoAnn Adamis
                                       Title: Second Vice President


Attest:

/s/ Timothy E. Burke
-----------------------------------
Name: Timothy E. Burke

STATE OF TENNESSEE       )
                         )  ss.:
COUNTY OF SHELBY         )


          On the 12th day of February 1998, before me personally came
Fred R. Jones, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Thomas & Betts Corporation, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                                   /s/ Ann R. Carlisle
                                   --------------------------------------
                                   Notary Public
                                   State of Tennessee

                                   My Commission Expires December 1, 2001

                                                             Exhibit A


                              [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.(2)

REGISTERED                   CUSIP No.:             PRINCIPAL AMOUNT:
No. FXR-_____               ________________       ____________________________

                              THOMAS & BETTS CORPORATION
                                  MEDIUM-TERM NOTE

ORIGINAL ISSUE DATE:          INTEREST RATE:    %        STATED MATURITY DATE:


INTEREST PAYMENT DATE(S)      DEFAULT RATE:     %
[ ] _______ and ______
[ ] Other:


INITIAL REDEMPTION            INITIAL REDEMPTION         ANNUAL REDEMPTION
DATE:                         PERCENTAGE:       %        PERCENTAGE
                                                         REDUCTION:   %

OPTIONAL REPAYMENT            [ ] CHECK IF AN ORIGINAL
DATE(S):                          ISSUE DISCOUNT NOTE
                                  Issue Price:   %


SPECIFIED CURRENCY:           AUTHORIZED DENOMINATION:   EXCHANGE RATE
[ ] United States dollars     [ ] $1,000 and integral    AGENT:
[ ] Other:                        multiples thereof
                              [ ] Other:

ADDENDUM ATTACHED        OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No






_________________________

(1) This paragraph applies to global Notes only.

(2) This paragraph applies to global Notes only.

     Thomas & Betts Corporation, a Tennessee corporation (the "Company", which term includes any successor entity under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                                ,
or registered assigns, the principal sum of                    , on the Stated
Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date (i.e., each August 1 and February 1), if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (i.e., July 15 and January 15) (each, a "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 450 West 33rd Street, New York, New York 10001, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that payment to the Depository may be made by wire transfer to the account designated by the Depository in writing; PROVIDED FURTHER, HOWEVER, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is European Currency Units ("ECUs"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECUs cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars and the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation for United States dollars in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If no such bid quotations are available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars until such Specified Currency is again available. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note and the Company and the Exchange Rate Agent shall have no liability therefor.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Thomas & Betts Corporation has caused this Note to be duly executed by one of its duly authorized officers.

                         THOMAS & BETTS CORPORATION


                         By________________________________
                            Title:

[SEAL]






Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.



THE CHASE MANHATTAN BANK,
     as Trustee


By____________________________
       Authorized Signatory

                                  [REVERSE OF NOTE]

                              THOMAS & BETTS CORPORATION
                                   MEDIUM-TERM NOTE


     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of January 15, 1992, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank (as successor to Morgan Guaranty Trust Company of New York and First Trust of New York National Association), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum authorized denomination specified on the face hereof (the "Authorized Denomination").

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemp-tion Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount".

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Company in his/her capacity as an officer of the Company which has been formed as a Tennessee corporation, and not individually, and neither the trustees, officers or shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                    ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                  (Cust)          (Minor)
JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors
          survivorship and not as tenants           Act_____________________
          in common                                                    (State)

         Additional abbreviations may also be used though not in the above list.


                          __________________________________

                                      ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________
|                              |
|______________________________|_______________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

 ____________________________________________________________________ Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________        _____________________________________________

                                   _____________________________________________
                                   Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                              OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at _________

_______________________________________________________________________________
           (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 450 West 33rd Street, New York, New York 10001, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $_______________         _________________________________
                                        Notice:  The signature(s) on this
Date:  ________________________         Option to Elect Repayment must
                                        correspond with the name(s) as
                                        written upon the face of this
                                        Note in every particular, without
                                        alteration or enlargement or any
                                        change whatsoever.